CUSIP No. 25433V105	13D	Page 1 of 2 Pages

EXHIBIT 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Dimension Therapeutics, Inc.

EXECUTED this 2nd day of November, 2015.

NEW LEAF VENTURES III, L.P.

By:	NEW LEAF VENTURE ASSOCIATES III, L.P. General Partner

	By:	NEW LEAF VENTURE MANAGEMENT III, L.L.C. General Partner

By: *
Craig L. Slutzkin
Chief Financial Officer

NEW LEAF GROWTH FUND I, L.P.

By:	NEW LEAF GROWTH ASSOCIATES I, L.P. General Partner

	By:	NEW LEAF VENTURE MANAGEMENT III, L.L.C. General Partner

By: *
Craig L. Slutzkin
Chief Financial Officer

NEW LEAF VENTURE ASSOCIATES III, L.P.

By:	NEW LEAF VENTURE MANAGEMENT III, L.L.C. General Partner

	By:	*
Craig L. Slutzkin
Chief Financial Officer

NEW LEAF GROWTH ASSOCIATES I, L.P.

By:	NEW LEAF VENTURE MANAGEMENT III, L.L.C. General Partner

	By:	*
Craig L. Slutzkin
Chief Financial Officer

CUSIP No. 25433V105	13D	Page 2 of 2 Pages

NEW LEAF VENTURE MANAGEMENT III, L.L.C.

By:	*
Craig L. Slutzkin
Chief Financial Officer

*
Philippe O. Chambon

*
Vijay Lathi

*
Ronald Hunt

*
Jeani Delagardelle

*
Liam Ratcliffe

/s/ Craig L. Slutzkin
Craig L. Slutzkin
As attorney-in-fact

*	This Schedule 13D was executed by Craig L. Slutzkin on behalf of the individuals listed above pursuant to Powers of Attorney, copies of which are attached as Exhibit 99.2.